UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2015

Open Text Corporation

(Exact name of Registrant as specified in its charter)

Canada	0-27544	98-0154400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1

(Address of principal executive offices)

(519) 888-7111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Open Text Corporation (the “Company”) appointed Aditya Maheshwari, 41, as its Senior Vice President and Chief Accounting Officer, effective as of February 12, 2016. Mr. Maheshwari, prior to joining the Company, was a partner at KPMG LLP (Canada), an international audit, tax and advisory firm, from 2013 to 2015, and prior thereto he held various other positions at KPMG-affiliated entities from 2000 to 2013 in Toronto, London and Mumbai. Mr. Maheshwari will report to Mr. Doolittle, who has been serving as interim principal accounting officer since October 16, 2015.

Mr. Maheshwari has entered into an employment letter with the Company providing for at-will employment with a starting annual base salary of $250,000 CAD and eligibility to participate in the Company’s compensation and benefit programs in accordance with their terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION

Date: December 22, 2015	By:	/s/ Gordon A. Davies
Gordon A. Davies
Chief Legal Officer and Corporate Secretary